PRESS RELEASE

deltathree Secures Release of Additional Working Capital

Company successfully negotiates the release of approximately $750,000 of previously restricted funds

New York, NY - November 21, 2008 - deltathree, Inc. (OTCBB: DDDC.OB), a leading provider of Voice over Internet Protocol (VoIP) hosted communications solutions for resellers, end-users and service providers worldwide, today announced that the company has successfully negotiated the release of cash previously securing letters of credit held by its landlord and different suppliers. Yesterday, the company executed an agreement with the landlord and subtenant of its offices at 75 Broad Street, New York, N.Y., to release the letter of credit securing the company’s obligations under the lease, and to terminate the lease. Along with the recently-negotiated release of other letters of credit held by suppliers of the company, the amount of net cash that the company is expected to imminently receive will be approximately $750,000, based on funds that were restricted as of September 30, 2008, which will provide the company additional short-term capital liquidity to fund its operations.

Mr. Dror Gonen, Chief Executive Officer and President of deltathree, stated, “Following up on our recently-announced efforts to secure the release of additional working capital, I am pleased to report that we have successfully completed our negotiations with the landlord of our New York office and certain suppliers. Accordingly, we will have access to increased levels of short-term working capital with which to fund the continued implementation of our turnaround strategy and continue to accelerate our penetration of targeted segments of the international VoIP reseller markets.

“Parallel to securing the release of this additional capital liquidity, we continue to be engaged in a process aimed at securing additional capital funding that, we hope, will provide the company additional operational flexibility. The Board of Directors and I are continuing to work with a financial advisor to assist the company in this process and are currently in discussions with several parties covering a wide range of potential financing and transaction options,” concluded Mr. Gonen.

About deltathree

Founded in 1996, deltathree, Inc. is a provider of integrated Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructure. deltathree offers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting tens of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the Service Provider/Reseller channel and the direct-to-consumer channel. deltathree's advanced solutions offer service providers and resellers a full spectrum of private label VoIP products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree's Consumer Group consists of the iConnectHere direct-to-consumer offering and joip, the newly formed consumer brand that powers the VoIP service of Panasonic's GLOBARANGE hybrid phone.

For more information about deltathree please visit: www.deltathree.com.

For more information about iConnectHere, please visit our website at www.iConnectHere.com.

For more information about joip, please visit our website at www.joip.com.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are: our ability to obtain additional capital in the near term to finance operations and allow us to effect our restructuring plan; our ability to retain key personnel and employees needed to support our services and ongoing operations; our failure to retain key customers; our ability to reduce our costs and expenses and expand our revenues from multiple sources and customer bases; decreasing rates of all related telecommunications services; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to handle a large number of simultaneous calls; our ability to maintain and operate our computer and communications systems without interruptions or security breaches; our ability to operate in international markets; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; the need for ongoing product and service development in an environment of rapid technological change; and other risk factors contained in deltathree's periodic reports on file with the SEC and available on the Internet at http://www.sec.gov. Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Investor Relations Contact:
Erik Knettel
Grayling Global
1-646-284-9415
ir@deltathree.com